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                                                                    EXHIBIT 99.5

                           INVESTOR RIGHTS AGREEMENT

      This Investor Rights Agreement (this "Agreement") is made as of June 5, 2000, among 51job, Inc. (fka 51net.com Cayman Islands Inc.), a Cayman Islands corporation (the "Company"), each of the investors that executes a counterpart of the Investor Signature Page hereto (each Investor, individually, the "Investor" and collectively, the "Investors"), and each of the founders that executes a counterpart of the Founder Signature Page hereto (individually, the "Founder" and collectively, the "Founders").

                                   Background

      The Company and each Investor intend to enter into a Series A Preference Stock Purchase Agreement (the "Stock Purchase Agreement") pursuant to which the Investors will purchase 100% of the authorized shares of the Company's Series A Preference Stock (such shares purchased under the Stock Purchase Agreement, the "Series A Shares").

      NOW THEREFORE, the parties agree as follows:

SECTION 1: COVENANTS.

      1.1   FINANCIAL REPORTING; INSPECTIONS.

            (a) So long as the Investor holds at least 25% of the Series A Shares, the Company shall deliver to the Investor: (i) annual, audited and consolidated financial statements, no later than 120 days after the end of the Company's fiscal or calendar year, as applicable; (ii) the Company's annual budget and business plan, within 30 days of completion thereof; (iii) quarterly, unaudited financial statements, no later than 45 days after the end of the Company's first, second and third calendar quarters; and (iv) monthly, management-prepared reports, in a format to be agreed to between the Company and the Investors, no later than 30 days after the end of each month.

            (b) So long as the Investor holds at least 25% of the Series A Shares, the Company shall permit the Investor to visit and inspect any of the properties of the Company, including its books of account and other records (and make copies thereof) and to discuss its affairs, finances and accounts with the Company's officers and its independent public accountants, all at such reasonable times and as often as the Investor may reasonably request.

      1.2   CONFIDENTIAL INFORMATION.

            (a) "Confidential Information" means any information, technical data, or know-how, including research, products, software, services, development, inventions, processes, designs, drawings, engineering, marketing, or finances, disclosed by any party hereto (for purposes of this Section, the "disclosor") to any other party hereto and all transferees of shares in the Company from any such party (for purposes of this Section, the "recipient"), directly or indirectly, in writing, orally, or by drawings or inspection of parts or equipment. "Confidential Information" does not include information, technical data, or know-how that: (i) is in the recipient's possession at the time of disclosure to it, as shown by its files and records immediately before the time of disclosure; (ii) is part of public knowledge (not as a result of any action or inaction of the recipient) before or after it has been disclosed to the recipient; or (iii) is approved for release by the disclosor's written authorization.

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            (b)   Prohibition on Use of Confidential Information. The recipient shall refrain from using Confidential Information for its own use or for any purpose except to evaluate its equity investment in the Company. The recipient shall not disclose Confidential Information to any third parties. The recipient shall treat Confidential Information in a manner consistent with the treatment of its own proprietary information and shall protect the confidentiality of, and use reasonable best efforts to prevent disclosure of, the Confidential Information to prevent it from falling into the public domain or the possession of unauthorized persons. Each transferee of the recipient who receives Confidential Information shall agree to be bound by these provisions.

            (c)   Exceptions. The provisions of this Section shall not apply:
(i) to the extent that the recipient is required to disclose Confidential Information under any law, statute or regulation, or any order of any court or other governmental authority; or (ii) to the disclosure of Confidential Information to the recipient's counsel, accountants, or other professional advisors.

            (d) Injunctive Relief. The parties acknowledge that it will be impossible to measure in money the damage to the disclosor caused by any failure to comply with the covenants set forth in this Section, that each such covenant is material, and that in the event of any such failure the disclosor will not have an adequate remedy at law or in damages. Therefore, the recipient consents to the issuance of an injunction or the enforcement of other equitable remedies against it, without bond or other security, to compel performance of all of the terms of this Section, and waive the defense of the availability of relief in damages.

SECTION 2: RESTRICTIONS ON TRANSFER; REGISTRATION RIGHTS

      2.1 RESTRICTIONS ON TRANSFERABILITY. The Series A Shares and the Conversion Stock (as defined below) shall not be sold, assigned, transferred or pledged except upon the conditions specified in this Section 2, which conditions are intended to ensure compliance with the provisions of the Securities Act. All holders of Restricted Securities shall cause any proposed purchaser, assignee, transferee or pledgee of any such shares held by it to agree to take and hold such securities subject to the provisions and upon the conditions specified in this Section 2.

      2.2 DEFINITIONS. As used in this Agreement, the following terms shall have the following respective meanings:

            (a) "Commission" means the Securities and Exchange Commission or any other federal agency at the time administering the Securities Act.

            (b) "Conversion Stock" means the Ordinary Shares issued or issuable pursuant to conversion of the Series A Shares.

            (c) "Exchange Act" means the Securities Exchange Act of 1934, as amended.

            (d) "Founders Shares" means any Ordinary Shares held by any Founder.

            (e) "Holder" means the Investor or Founder holding Registrable Securities, and any other person holding Registrable Securities to whom registration rights under this Section 2 have been transferred in accordance with Section 2.13 hereof.

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            (f)   "Initiating Holders" mean (i) with respect to Section 2.5
hereof (demand registration), the holders of at least 30% of the Registrable Securities; and (ii) with respect to Section 2.7 hereof (S-3 registration), the holders of at least 20% of the Registrable Securities.

            (g) "Registrable Securities" mean: (i) the Conversion Stock and any Ordinary Shares of the Company issued or issuable in respect of the Conversion Stock upon any stock split, stock dividend, recapitalization, or similar event, or any Ordinary Shares otherwise issuable with respect to the Conversion Stock, and (ii) the Founders Shares and any Ordinary Shares issued in respect of the Founders Shares upon any stock split, stock dividend, recapitalization or similar event, or any Ordinary Shares otherwise issued or issuable with respect to the Founders Shares. Shares of Ordinary Shares or other securities shall only be treated as Registrable Securities if and so long as they have not been sold to or through a broker or dealer or underwriter in a public distribution or a public securities transaction, or sold or are available for sale in a single sale in the opinion of counsel for the Company in a transaction exempt from the registration and prospectus delivery requirements of the Securities Act (other than a sale under Rule 144(k) promulgated under the Securities Act) so that all transfer restrictions and restrictive legends with respect thereto are removed upon the consummation of such sale.

            (h) "Register," "registered" and "registration" refer to a registration effected by preparing and filing a registration statement in compliance with the Securities Act, and the declaration or ordering of the effectiveness of such registration statement.

            (i) "Registration Expenses" mean all expenses, except as otherwise stated below, incurred by the Company in complying with this Section 2, including all registration, qualification and filing fees, printing expenses, escrow fees, fees and disbursements of counsel for the Company, blue sky fees and expenses, the expense of any special audits incident to or required by any such registration (but excluding the compensation of regular employees of the Company which shall be paid in any event by the Company) and the reasonable fees and disbursements of one special counsel for Holders (not to exceed $35,000).

            (j) "Restricted Securities" mean the securities of the Company required to bear the legend set forth in Section 2.3 hereof.

            (k) "Securities Act" means the Securities Act of 1933, as amended, any similar federal statute and the rules and regulations of the Commission thereunder, or the securities laws of such other jurisdiction as may be applicable, all as the same shall be in effect at the time.

            (l) "Selling Expenses" mean all underwriting discounts, selling commissions and stock transfer taxes applicable to the securities registered by the Holders and, except as set forth above, all reasonable fees and disbursements of counsel for such Holders.

      2.3 RESTRICTIVE LEGENDS. Each certificate representing (i) Series A Shares, (ii) the Conversion Stock and (iii) any other securities issued in respect of the Series A Shares or the Conversion Stock upon any stock split, stock dividend, recapitalization, merger, consolidation or similar event, shall (unless otherwise permitted by the provisions of Section 2.4 below) be stamped or otherwise imprinted with a legend in the following form, and such other legends required by the Company:

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      "THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE
SECURITIES ACT OF 1933, AS AMENDED ("ACT") OR OTHER APPLICABLE SECURITIES LAWS. SUCH SECURITIES MAY NOT BE TRANSFERRED UNLESS (A) A REGISTRATION STATEMENT IS IN EFFECT AS TO SUCH TRANSFER OR (B) PURSUANT TO RULE 144 OR OTHER APPLICABLE SECURITIES LAWS, OR (C) IN THE OPINION OF THE COMPANY, REGISTRATION IS UNNECESSARY IN ORDER FOR SUCH TRANSFER TO COMPLY WITH THE ACT OR SUCH OTHER APPLICABLE SECURITIES LAWS."

      "THE SECURITIES REPRESENTED HEREBY ARE SUBJECT TO CERTAIN RESTRICTIONS UPON TRANSFER AND MAY BE TRANSFERRED ONLY IN ACCORDANCE WITH THE TERMS OF CERTAIN DOCUMENTS, COPIES OF WHICH ARE ON FILE AT THE PRINCIPAL OFFICE OF THE COMPANY."

      All holders of Restricted Securities consent to the Company making a notation on its records and giving instructions to any transfer agent of the Series A Shares or the Ordinary Shares in order to implement the restrictions on transfer established in this Section 2.

      2.4 NOTICE OF PROPOSED TRANSFERS. The holder of each certificate representing Restricted Securities by acceptance thereof agrees to comply in all respects with the provisions of this Section 2.4. Prior to any proposed sale, assignment, transfer or pledge of any Restricted Securities (other than (i) a transfer not involving a change in beneficial ownership, (ii) in transactions involving the distribution without consideration of Restricted Securities by the holder to any of its partners, or retired partners, or to the estate of any of its partners or retired partners, or (iii) in transactions in compliance with Rule 144), unless there is in effect a registration statement under the Securities Act covering the proposed transfer, the holder thereof shall give written notice to the Company of such holder's intention to effect such transfer, sale, assignment or pledge. Each such notice shall describe the manner and circumstances of the proposed transfer, sale, assignment or pledge in sufficient detail, and shall be accompanied, at such holder's expense by either
(i) an unqualified written opinion of legal counsel who shall be, and whose legal opinion shall be, reasonably satisfactory to the Company addressed to the Company, to the effect that the proposed transfer of the Restricted Securities may be effected without registration under the Securities Act, or (ii) a "no action" letter from the Commission to the effect that the transfer of such securities without registration will not result in a recommendation by the staff of the Commission that action be taken with respect thereto, whereupon the holder of such Restricted Securities shall be entitled to transfer such Restricted Securities in accordance with the terms of the notice delivered by the holder to the Company. Each certificate evidencing the Restricted Securities transferred as above provided shall bear, except if such transfer is made pursuant to Rule 144, the appropriate restrictive legend set forth in Section
2.3 above, except that such certificate shall not bear such restrictive legend if, in the opinion of counsel for such holder and the Company, such legend is not required in order to establish compliance with any provision of the Securities Act.

      2.5   REQUESTED REGISTRATION.

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            (a)   Request for Registration. In case the Company shall receive from Initiating Holders on an aggregated basis, a written request that the Company effect any registration, qualification or compliance with respect to Registrable Securities and the anticipated aggregate offering price, net of underwriting discounts and commissions would exceed $7,500,000, the Company will:

                  (i) promptly give written notice of the proposed registration, qualification or compliance to all other Holders, if any; and

                  (ii) as soon as practicable, use its best efforts to effect such registration, qualification or compliance (including, without limitation, appropriate qualification under applicable blue sky or other state securities laws and appropriate compliance with applicable regulations issued under the Securities Act and any other governmental requirements or regulations) as may be so requested and as would permit or facilitate the sale and distribution of all or such portion of such Registrable Securities as are specified in such request, together with all or such portion of the Registrable Securities of any other Holder joining in such request as are specified in a written request received by the Company within 20 days after receipt of such written notice from the Company;

      Provided, however, that the Company shall not be obligated to take any action to effect any such registration, qualification or compliance pursuant to this Section 2.5:

                        (1) In any particular jurisdiction in which the Company would be required to execute a general consent to service of process in effecting such registration, qualification or compliance unless the Company is already subject to service in such jurisdiction and except as may be required by the Securities Act;

                        (2) Prior to 3 months after the effective date of the Company's first registered public offering of its stock or the third anniversary of the date of the initial purchase of Series A Shares by the Investor, whichever is earlier;

                        (3) During the period starting with the date 60 days prior to the Company's estimated date of filing of, and ending on the date 6 months immediately following the effective date of, any registration statement pertaining to securities of the Company (other than a registration of securities in a Rule 145 transaction or with respect to an employee benefit plan), provided that the Company is actively employing in good faith all reasonable efforts to cause such registration statement to become effective;

                        (4) After the Company has effected two such registrations pursuant to this Section 2.5(a), and such registrations have been declared or ordered effective (provided however that for any registration for which the holders of 50% or more of the Series A Shares have affirmatively refused to initiate as Initiating Holders, such registration shall not be counted against such two demand registrations with respect to the holders of the Series A Shares); or

                        (5) If the Company shall furnish to such Holders a certificate signed by the President of the Company stating that in the good faith judgment of the Board of Directors it would be seriously detrimental to the Company or its members for a registration statement to be filed in the near future, then the Company's obligation to use its best efforts to register, qualify or comply under this Section 2.5 shall be deferred for a period not to exceed 120 days from the date of receipt of

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written request from the Initiating Holders, provided that the Company may not exercise this deferral right more than once per twelve month period.

         Subject to the foregoing clauses (1) through (5), the Company shall file a registration statement covering the Registrable Securities so requested to be registered as soon as practicable, after receipt of the request or requests of the Initiating Holders.

                  (b) Underwriting. In the event that a registration pursuant to
Section 2.5 is for a registered public offering involving an underwriting, the Company shall so advise each Holder as part of the notice given pursuant to
Section 2.5(a)(i). In such event, the right of any Holder to registration pursuant to Section 2.5 shall be conditioned upon such Holder's participation in the underwriting arrangements required by this Section 2.5, and the inclusion of such Holder's Registrable Securities in the underwriting to the extent requested shall be limited to the extent provided herein.

      The Company shall (together with all Holders proposing to distribute their securities through such underwriting) enter into an underwriting agreement in customary form with the managing underwriter selected for such underwriting by a majority in interest of the Initiating Holders, but subject to the Company's reasonable approval. Notwithstanding any other provision of this Section 2.5, if the managing underwriter advises the Initiating Holders in writing that marketing factors require a limitation of the number of shares to be underwritten, then the Company shall so advise all Holders and the number of shares of Registrable Securities that may be included in the registration and underwriting shall be allocated, among all Holders in proportion, as nearly as practicable, to the respective amounts of Registrable Securities held by such Holders at the time of filing the registration statement. No Registrable Securities excluded from the underwriting by reason of the underwriter's marketing limitation shall be included in such registration. To facilitate the allocation of shares in accordance with the above provisions, the Company or the underwriters may round the number of shares allocated to any Holder to the nearest 100 shares. Notwithstanding the foregoing, in the event that any such underwriter cutback will cause the cutback of 50% or more of the Registrable Securities of the holders of the Series A Shares requested to be included in such registration, then the holders of the Series A Shares may elect to have excluded from such registration the Registrable Securities of all holders of Series A Shares. Such election shall be by the affirmative vote of the holders of 50% or more of the Series A Shares and shall be effective for all holders of Series A Shares. In such case, the number of demand registrations available to the holders of Series A Shares shall not be reduced by such registration.

      If any Holder disapproves of the terms of the underwriting, such person may elect to withdraw therefrom by written notice to the Company, the managing underwriter and the Initiating Holders. The Registrable Securities and/or other securities so withdrawn shall also be withdrawn from registration, and such Registrable Securities shall not be transferred in a public distribution prior to 90 days after the effective date of such registration, or such other shorter period of time as the underwriters may require.

      2.6   COMPANY REGISTRATION.

            (a) Notice of Registration. If at any time or from time to time the Company shall determine to register any of its securities, either for its own account or the account of a security holder,

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other than: (x) a registration relating solely to employee benefit plans, or (y)
a registration relating solely to a Commission Rule 145 transaction, the Company will:

                  (i)   promptly give to each Holder written notice thereof; and

                  (ii) include in such registration (and any related qualification under blue sky laws or other compliance), and in any underwriting involved therein, all Registrable Securities specified in a written request or requests, made within 20 days after receipt of such written notice from the Company, by the Holders thereof.

            (b) Underwriting. If the registration of which the Company gives notice is for a registered public offering involving an underwriting, the Company shall so advise the Holders as a part of the written notice above. In such event the right of the Holders to registration shall be conditioned upon their participation in such underwriting and the inclusion of Registrable Securities in the underwriting to the extent provided herein. Holders proposing to distribute securities through such underwriting shall (together with the Company and the other persons distributing their securities through such underwriting) enter into an underwriting agreement in customary form with the managing underwriter selected for such underwriting by the Company. Notwithstanding any other provision of this Section 2, if the managing underwriter determines that marketing factors require a limitation of the number of shares to be underwritten, the managing underwriter may limit the Registrable Securities to be included in such registration: (i) in the case of the Company's initial public offering, to zero, and (ii) in the case of any other offering, to an amount no less than 30% of all shares to be included in such offering. The Company shall so advise the Holders and the number of shares of Registrable Securities that may be included in the registration and underwriting shall be allocated in proportion, as nearly as practicable, to the respective amounts of Registrable Securities held by such Holders at the time of filing the Registration Statement. To facilitate the allocation of shares in accordance with the above provisions, the Company may round the number of shares allocated to any Holder to the nearest 100 shares. If the Holder disapproves of the terms of any such underwriting, it may elect to withdraw therefrom by written notice to the Company and the managing underwriter. Any securities excluded or withdrawn from such underwriting shall be withdrawn from such registration, and shall not be transferred in a public distribution prior to 90 days after the effective date of the registration statement relating thereto, or such other shorter period of time as the underwriters may require.

            (c) Right to Terminate Registration. The Company shall have the right to terminate or withdraw any registration initiated by it under this
Section 2 prior to the effectiveness of such registration whether or not a Holder has elected to include securities in such registration.

      2.7   REGISTRATION ON FORM S-3.

            (a) Two S-3 Requests. If Initiating Holders request that the Company file a registration statement on Form S-3 (or any successor form) for a public offering of shares of the Registrable Securities the reasonably anticipated aggregate price to the public of which, net of underwriting discounts and commissions, would equal at least $500,000, and the Company is a registrant entitled to use Form S-3 to register the Registrable Securities for such an offering, the Company shall use its best efforts to cause such Registrable Securities to be registered for the offering on such form and to cause such Registrable Securities to be qualified in such jurisdictions as a Holder

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may reasonably request. The Company shall not be required to effect more than 2 registrations pursuant to this Section 2.7 in any 12 month period. The Company shall inform other Holders, if any, of the proposed registration and offer them the opportunity to participate.

            (b) Underwriting. The substantive provisions of Section 2.5(b) shall be applicable to each registration initiated under this Section 2.7.

            (c) Exceptions to S-3 Requirement. Notwithstanding the foregoing, the Company shall not be obligated to take any action pursuant to this Section 2.7: (i) in any particular jurisdiction in which the Company would be required to execute a general consent to service of process in effecting such registration, qualification or compliance unless the Company is already subject to service in such jurisdiction and except as may be required by the Securities Act; (ii) if the Company, within 10 days of the receipt of the request of the Initiating Holders, gives notice of its bona fide intention to effect the filing of a registration statement with the Commission within 90 days of receipt of such request (other than with respect to a registration statement relating to a Rule 145 transaction, an offering solely to employees or any other registration which is not appropriate for the registration of Registrable Securities); (iii) during the period starting with the date 60 days prior to the Company's estimated date of filing of, and ending on the date 6 months immediately following, the effective date of any registration statement pertaining to securities of the Company (other than a registration of securities in a Rule 145 transaction or with respect to an employee benefit plan), provided that the Company is actively employing in good faith all reasonable efforts to cause such registration statement to become effective; or (iv) if the Company shall furnish to such Holder a certificate signed by the President or CEO of the Company stating that in the good faith judgment of the Board of Directors it would be seriously detrimental to the Company or its shareholders for registration statements to be filed in the near future, then the Company's obligation to use its best efforts to file a registration statement shall be deferred for a period not to exceed 120 days from the receipt of the request to file such registration by the Holder, provided that the Company may not exercise this deferral right more than once per 12 month period.

      2.8 EXPENSES OF REGISTRATION. All Registration Expenses incurred in connection with all registrations pursuant to this Section 2 shall be borne by the Company. All Selling Expenses relating to securities registered on behalf of the Holders shall be borne by them pro rata on the basis of the number of shares so registered.

      2.9 REGISTRATION PROCEDURES. In the case of each registration, qualification or compliance effected by the Company pursuant to this Section 2, the Company will keep each Holder advised in writing as to the initiation of each registration, qualification and compliance and as to the completion thereof. At its expense the Company will:

            (a) Prepare and file with the Commission a registration statement with respect to such securities and use its best efforts to cause such registration statement to become and remain effective for at least 180 days or until the distribution described in the Registration Statement has been completed.

            (b) Furnish to the Holders participating in such registration and to the underwriters of the securities being registered such reasonable number of copies of the registration statement,

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preliminary prospectus, final prospectus and such other documents as such underwriters may reasonably request in order to facilitate the public offering of such securities.

      2.10 INDEMNIFICATION. The Company will indemnify each Holder, each of its officers, directors, trustees and partners, and each person controlling the Holder within the meaning of Section 15 of the Securities Act, with respect to which registration, qualification or compliance has been effected pursuant to this Section 2, and each underwriter, if any, and each person who controls any underwriter within the meaning of Section 15 of the Securities Act, against all expenses, claims, losses, damages or liabilities (or actions in respect thereof), including any of the foregoing incurred in settlement of any litigation, commenced or threatened, arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any registration statement, prospectus, offering circular or other document, or any amendment or supplement thereto, incident to any such registration, qualification or compliance, or based on any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading, or any violation by the Company of the Securities Act or any state securities law or any rule or regulation promulgated thereunder applicable to the Company in connection with any such registration, qualification or compliance, and the Company will reimburse the Holder, each of its officers, trustees and directors, and each person controlling the Holder, each such underwriter and each person who controls any such underwriter, for any legal and any other expenses reasonably incurred in connection with investigating, preparing or defending any such claim, loss, damage, liability or action; provided that the Company will not be liable in any such case to the extent that any such claim, loss, damage, liability or expense arises out of or is based on any untrue statement or omission or alleged untrue statement or omission, made in reliance upon and in conformity with written information furnished to the Company by an instrument duly executed by the Holder, controlling person or underwriter and stated to be specifically for use therein; and provided, further, that the foregoing indemnity agreement is subject to the condition that, insofar as it relates to any such untrue statement, alleged untrue statement, omission or alleged omission made in a preliminary prospectus on file with the Commission at the time the registration statement becomes effective or the amended prospectus filed with the Commission pursuant to Rule 424(b) (the "Final Prospectus"), such indemnity agreement shall not inure to the benefit of any underwriter or any holder, if there is no underwriter, if a copy of the Final Prospectus was not furnished to the person asserting the loss, liability, claim or damage at or prior to the time such action is required by the Securities Act.

            (a) Each Holder will, if Registrable Securities held by it are included in the securities as to which such registration, qualification or compliance is being effected, indemnify the Company, each of its directors and officers, each underwriter, if any, of the Company's securities covered by such a registration statement, each person who controls the Company or such underwriter within the meaning of Section 15 of the Securities Act, and each other Holder, each of its officers, trustees and directors and each person controlling it within the meaning of Section 15 of the Securities Act, against all claims, losses, damages and liabilities (or actions in respect thereof) arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any such registration statement, prospectus, offering circular or other document, or any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse the Company, such Holders, such directors, officers, trustees, persons, underwriters or control persons for any legal or any other expenses reasonably incurred in connection with investigating or defending any such claim, loss, damage,

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liability or action, in each case to the extent, but only to the extent, that such untrue statement (or alleged untrue statement) or omission (or alleged omission) is made in such registration statement, prospectus, offering circular or other document in reliance upon and in conformity with written information furnished to the Company by an instrument duly executed by such Holder and stated to be specifically for use therein; provided, however, that the foregoing indemnity agreement is subject to the condition that, insofar as it relates to any untrue statement, alleged untrue statement, omission or alleged omission made in a preliminary prospectus on file with the Commission at the time the registration statement becomes effective or in the Final Prospectus, such indemnity agreement shall not inure to the benefit of any underwriter or any Holder, if there is no underwriter, if a copy of the Final Prospectus was not furnished to the person asserting the loss, liability, claim or damage at or prior to the time such action is required by the Securities Act. Notwithstanding the foregoing, the liability of the Holder under this Section shall be limited in an amount equal to the initial public offering price of the shares sold by such Holder.

            (b) Each party entitled to indemnification under this Section (the "Indemnified Party") shall give notice to the party required to provide indemnification (the "Indemnifying Party") promptly after such Indemnified Party has actual knowledge of any claim as to which indemnity may be sought, and the Indemnifying Party shall have the option to assume the defense of any such claim or any litigation resulting therefrom, provided that counsel for the Indemnifying Party, who shall conduct the defense of such claim or litigation, shall be approved by the Indemnified Party (whose approval shall not unreasonably be withheld), and the Indemnified Party may participate in such defense at such party's expense, and provided further that the failure of any Indemnified Party to give notice as provided herein shall not relieve the Indemnifying Party of its obligations under this Section 2 unless the failure to give such notice is materially prejudicial to an Indemnifying Party's ability to defend such action and provided further, that the Indemnifying Party shall not assume the defense for matters as to which there is a conflict of interest or separate and different defenses. No claim may be settled without the consent of the Indemnifying Party (which consent shall not be unreasonably withheld). No Indemnifying Party, in the defense of any such claim or litigation, shall, except with the consent of each Indemnified Party, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability in respect to such claim or litigation.

      2.11 INFORMATION BY HOLDERS. Holders of Registrable Securities included in any registration shall furnish to the Company such information regarding them, the Registrable Securities held by them and the distribution proposed by them as the Company may request in writing and as shall be required in connection with any registration, qualification or compliance referred to in this Section 2.

      2.12 RULE 144 REPORTING. With a view to making available the benefits of certain rules and regulations of the Commission which may at any time permit the sale of Restricted Securities to the public without registration, after such time as a public market exists for the Ordinary Shares of the Company, the Company agrees to use its best efforts to:

            (a) Make and keep public information available, as those terms are understood and defined in Rule 144 under the Securities Act, at all times after the effective date that the Company becomes subject to the reporting requirements of the Securities Act or the Exchange Act;

            (b) Use its best efforts to file with the Commission in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act (at any time after it has become subject to such reporting requirements); and

            (c) So long as a Holder owns any Restricted Securities to furnish to it forthwith upon request a written statement by the Company as to its compliance with the reporting requirements of said Rule 144 (at any time after 90 days after the effective date of the first registration statement filed by the Company for an offering of its securities to the general public), and of the Securities Act and the Exchange Act (at any time after it has become subject to such reporting requirements), a copy of the most recent annual or quarterly report of the Company, and such other reports and documents of the Company and other information in the possession of or reasonably obtainable by the Company as such holder may reasonably request in availing itself of any rule or regulation of the Commission allowing such holder to sell any such securities without registration.

      2.13 TRANSFER OF REGISTRATION RIGHTS. The rights to cause the Company to register securities granted the Investor under this Section 2 may be assigned to a transferee reasonably acceptable to the Company in connection with any transfer or assignment of Registrable Securities provided that: (i) such transfer may otherwise be effected in accordance with applicable securities laws, (ii) such assignee or transferee agrees to be bound by the terms and conditions of this Agreement, (iii) such assignee or transferee acquires at least 25% of the outstanding Registrable Securities; and (iv) such assignee or transferee is not a competitor of the Company, as determined in the Company's reasonable discretion.

      2.14 STANDOFF AGREEMENT. In connection with the Company's initial public offering of the Company's securities, the Holder agrees, upon request of the Company or the underwriters managing any underwritten offering of the Company's securities, not to sell, make any short sale of, loan, grant any option for the purchase of, or otherwise dispose of any Registrable Securities (other than those included in the registration) without the prior written consent of the Company or such underwriters, as the case may be, for such period of time (not to exceed 180 days) from the effective date of such registration as may be requested by the underwriters; provided that the founders, officers and directors of the Company who own shares of the Company also agree to such restrictions.

      2.15 TERMINATION. The rights to cause the Company to register securities granted to Holders under this Section 2 shall expire upon the earlier of 7 years after the consumation of a firm commitment underwritten public offering of the Company's Ordinary Shares registered under the Secuities Act which results in aggregate net proceeds to the Company of at least US$10,000,000 and a price per share of at least US$3.12; or, for a particular Holder, at such time as such Holder is able to dispose of all such securities in one 3-month period pursuant to Rule 144.

      2.16 FUTURE REGISTRATION RIGHTS. The Company hereby covenants that it shall not grant registration rights in respect of any capital stock of the Company to any person or entity other than as set forth herein, unless such registration rights are subordinate to the registration rights granted to the Holders hereunder, or unless 50% or more of Holders consent in writing to such grant of equal or superior registration rights.

      2.17 NON-U.S. REGISTRATIONS. In connection with any registration requiring compliance with the laws of any jurisdiction outside the United States, Company shall use commercially reasonable efforts to comply with all applicable laws and to satisfy such requirements or obligations as may exist in accordance with custom in such jurisdiction and shall comply with all obligations equivalent to those specified in this Section 2.

SECTION 3: RIGHT OF FIRST REFUSAL FOR ISSUE OF NEW SECURITIES.

      3.1 INVESTORS' RIGHT OF FIRST REFUSAL. The Company hereby grants to the Investor the right of first refusal to purchase a Pro Rata Share of any New Securities (as defined in this Section) which the Company may, from time to time, propose to sell and issue. A "Pro Rata Share," for purposes of this right of first refusal, is the ratio that the sum of the number of Ordinary Shares then held by the Investor and the number of Ordinary Shares issuable upon conversion of the Series A Shares then held by the Investor bears to the sum of the total number of Ordinary Shares then outstanding and the number of Ordinary Shares issuable upon conversion of the then outstanding Preference Stock, assuming the exercise of all outstanding options, warrants and other rights and the issuance of all shares reserved for issuance to employees under any equity plan.

      3.2 NEW SECURITIES. Except as set forth below, "New Securities" shall mean any shares of capital stock of the Company including Ordinary Shares and Preference Shares, whether now authorized or not, and rights, options or warrants to purchase said shares of Ordinary Shares or Preference Shares, and securities of any type whatsoever that are, or may become, convertible into said shares of Ordinary Shares or Preference Shares. Notwithstanding the foregoing, "New Securities" does not include (i) shares to be issued to employees and directors pursuant to plans, agreements and arrangements approved by the Board of Directors; (ii) shares issued to financial institutions or lessors in connection with commercial credit arrangements, equipment financings or similar transactions; (iii) the Series A Shares, including Conversion Stock; (iv) securities offered to the public generally pursuant to a registration statement under the Securities Act; (v) securities issued pursuant to the acquisition of another corporation by the Company by merger, purchase of substantially all of the assets or other reorganization whereby the Company or its shareholders own not less than 51% of the voting power of the surviving or successor corporation;
(vi) stock issued pursuant to any rights or agreements including without limitation convertible securities, options and warrants, provided that the rights of first offer established by this Section apply with respect to the initial sale or grant by the Company of such rights or agreements; and (vii) stock issued in connection with any stock split, stock dividend or similar transactions by the Company.

      3.3 NOTICE. In the event the Company proposes to undertake an issuance of New Securities, it shall give the Investor written notice of its intention, describing the type of New Securities, and the price and terms upon which the Company proposes to issue the same. The Investor shall have 15 days from the date of receipt of any such notice to agree to purchase up to its Pro Rata Share of such New Securities for the price and upon the terms specified in the notice by giving written notice to the Company and stating therein the quantity of New Securities to be purchased.

      3.4 INVESTOR'S FAILURE TO EXERCISE RIGHT. If the Investor fails to exercise the right of first refusal within said 15 day period, the Company shall have 90 days thereafter to sell or enter into an agreement (pursuant to which the sale of New Securities covered thereby shall be closed, if at all, within 60 days from the date of said agreement) to sell the New Securities not elected to be purchased by the Investor at the price and upon the terms no more favorable to the purchasers of such securities than specified in the Company's notice. In the event the Company has not sold the New Securities or entered into an agreement to sell the New Securities within said 90 day period (or sold and issued New Securities in accordance with the foregoing within 60 days from the date of said agreement), the Company shall not thereafter issue or sell any New Securities, without first offering such securities in the manner provided above.

      3.5 NO ASSIGNMENTS. The right of first refusal hereunder is not assignable except to a purchaser that acquires 100% of the Investor's Series A Shares and Conversion Stock.

      3.6 COMPANY'S FAILURE TO GIVE NOTICE. If the Company has not given notice to the Investor prior to the issuance of New Securities as provided above, then the Company shall give notice to the Investor within 20 days after the issuance of New Securities. Such notice shall describe the type, price and terms of the New Securities. The Investor shall have 15 days from the date of receipt of such notice to elect to purchase its Pro Rata Share of New Securities. The Pro Rata Shares shall be calculated giving effect to the sale of the New Securities. The closing of such sale shall occur within 30 days of the date of notice to the Investor.

SECTION 4: TERMINATION.

      This Agreement shall terminate and be of no force or effect upon: (i) the effectiveness of the Company's initial underwritten public offering of at least $10,000,000 at an offering price of at least $3.12; or (ii) upon an acquisition of the Company by merger or other reorganization whereby the Company's shareholders, directly or indirectly, own less than 51% of the voting power of the surviving or successor corporation. Notwithstanding the foregoing, the provisions of Section 2 (with respect to restrictions on transfer and registration) shall terminate as set forth in Section 2. Section 1.2 (confidential information) shall survive termination of this Agreement.

SECTION 5: MISCELLANEOUS

      5.1 NOTICES. All notices and other communications required or permitted hereunder shall be in writing and shall be mailed by registered or certified mail, postage prepaid in the U.S. or by overnight courier to overseas, or otherwise delivered by hand or by messenger, (i) addressed to the Investor or the holder of shares subject to this Agreement, at such person's address of record as it appears on the books of the Company or at such other address as such person shall have furnished to the Company in writing, or until any such person so furnishes an address to the Company, then to the address of the last holder of such shares who has so furnished an address to the Company, or (ii) if to the Company, to its principal executive office.

      Each such notice or other communication shall for all purposes of this Agreement be treated as effective or having been given when delivered if delivered personally or by overnight courier, or, if sent by mail, at the earlier of its receipt or 72 hours after the same has been deposited in a regularly maintained receptacle for the deposit of the United States mail, addressed and mailed as aforesaid.

      5.2 WAIVERS AND AMENDMENTS. This Agreement and all its terms may be changed, waived, discharged or terminated solely in writing signed by the parties to such waiver or amendment. No delay or omission to exercise any right, power or remedy accruing under this Agreement shall impair any such right, power or remedy, nor shall it be construed to be a waiver or acquiescence, nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring.

      5.3 GOVERNING LAW. This Agreement shall be governed by the laws of the State of Delaware, without reference to conflicts of laws principles thereof.

      5.4 SUCCESSORS AND ASSIGNS. Except as otherwise expressly provided herein, the provisions hereof shall inure to the benefit of, and be binding upon, the successors, assigns, heirs, executors and administrators of the parties hereto.

      5.5 ENTIRE AGREEMENT. This Agreement constitutes the full and entire understanding and agreement between the parties with regard to the subjects hereof.

      5.6 SEVERABILITY OF THIS AGREEMENT. If any provision of this Agreement shall be judicially determined to be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

      5.7 COUNTERPARTS. This Agreement may be executed in counterparts, all of which together shall constitute one instrument.

      IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first above written.

                                         _________________________________

                                         By:______________________________
                                            Name:
                                            Title:

                          * INVESTOR RIGHTS AGREEMENT *

                             INVESTOR SIGNATURE PAGE

      IN WITNESS WHEREOF, Investor has read and understands the Investor Rights Agreement to which this Investor Signature Page is attached, and has executed this Investor Rights Agreement this ______________, 2000.

_________________________________
Name of Investor (Print)

By:______________________________
   Name:
   Title:

_________________________________

_________________________________
Address of Investor

                             FOUNDER SIGNATURE PAGE

      IN WITNESS WHEREOF, Founder has read and understands the Investor Rights Agreement to which this Founder Signature Page is attached, and has executed this Investor Rights Agreement this ______________, 2000.

_________________________________
Name of Founder (Print)

_________________________________
Signature

_________________________________

_________________________________
Address of Founder